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                                                               Exhibit 1.A(3)(c)

                              Commission Schedule



     The following commissions will be paid with respect to sales of the Policies.

     The selling agent may select one of three alternative schedules for payment by NELICO of commissions and/or service fees for sales of a Policy: (1) a maximum of 12.5% of the Target Premium (plus any additional portion of a premium which NELICO attributes to certain riders for commission paying purposes) paid in the first Policy year, a maximum of 6% in Policy years two through ten, and a maximum of 2% thereafter; with a maximum commission of .67% of each payment in excess of the Target Premium (plus any additional portion of a premium which NELICO attributes to certain riders for commission paying purposes) in any year;
(2) a maximum of 12.5% of the Target Premium (plus any additional portion of a premium which NELICO attributes to certain riders for commission paying purposes) paid in the first Policy year, and, after the first Policy year, a maximum of 2% of the Target Premium (plus any additional portion of a premium which NELICO attributes to certain riders for commission paying purposes) paid in each Policy year plus a maximum of .175% of the Policy's cash value; with a maximum commission of .67% of each payment in excess of the Target Premium (plus any additional portion of a premium which NELICO attributes to certain riders for commission paying purposes) in any year; or (3) a maximum commission of 12.5% of the Target Premium (plus any additional portion of a premium which NELICO attributes to certain riders for commission paying purposes) paid in the first Policy year, plus a maximum of .26% of the Policy's cash value after the first Policy year; with a maximum commission of .67% of each payment in excess of the Target Premium (plus any additional portion of a premium which NELICO attributes to certain riders for commission paying purposes) in any year. For Policies sold to certain cases the maximum 12.5% first year commission may be paid in installments over a period of years rather than all in the first Policy year. Agents who meet certain productivity and persistency standards in selling policies issued by NELICO may be eligible for additional compensation. Non-cash forms of compensation may also be paid in compliance with applicable law. Sales expenses in any year are not equal to the deduction for sales charges in that year.

     New England Securities may enter into selling agreements with other broker-dealers registered under the Securities Exchange Act of 1934 whose representatives are authorized by applicable law to sell variable life insurance policies. Under the agreements with those broker-dealers, the commission paid to the broker-dealer on behalf of the registered representative will not exceed the following, depending upon the compensation schedule elected by the selling agent: (1) 12.5% of the Target Premium (plus any additional portion of a premium which NELICO attributes to certain riders for
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commission paying purposes) in the first Policy year, 6% in Policy years two through ten, and a maximum of 2% thereafter, and .67% of all payments in excess of the Target Premium (plus any additional portion of a premium which NELICO attributes to certain riders for commission paying purposes) in any year; (2) a maximum of 12.5% of the Target Premium (plus any additional portion of a premium which NELICO attributes to certain riders for commission paying purposes) paid in the first Policy year, and, after the first Policy year, a maximum of 2% of the Target Premium (plus any additional portion of a premium which NELICO attributes to certain riders for commission paying purposes) paid in each Policy year plus a maximum of .175% of the Policy's cash value; with a maximum commission of .67% of each payment in excess of the Target Premium (plus any additional portion of a premium which NELICO attributes to certain riders for commission paying purposes) in any year; or (3) a maximum commission of 12.5% of the Target Premium (plus any additional portion of a premium which NELICO attributes to certain riders for commission paying purposes) paid in the first Policy year, plus a maximum of .26% of the Policy's cash value after the first Policy year; with a maximum commission of .67% of each payment in excess of the Target Premium (plus any additional portion of a premium which NELICO attributes to certain riders for commission paying purposes) in any year. NELICO may pay certain broker-dealers an additional bonus after the first Policy year on behalf of certain registered representatives, the maximum amount of which may equal up to the amount of the basic commission for the particular Policy year. Commissions will be paid through the registered broker-dealer, which may also be reimbursed for portions of expenses incurred in connection with the sale of the Policies or paid additional compensation.

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